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                                                               Exhibit 23.3


                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Phone.com, Inc. option plans listed on the facing sheet thereof of our report dated May 12, 2000 with respect to the consolidated financial statements of Paragon Software (Holdings) Limited included in the Current Report of Phone.com, Inc. (Form 8-K/A), filed the Securities and Exchange Commission on May 12, 2000.




/s/ Ernst & Young
Reading, England
June 28, 2000